EXHIBIT 5.1

LAW OFFICES OF

MARK C. PERRY, P.A.

2455 EAST SUNRISE BOULEVARD, SUITE 905

FORT LAUDERDALE, FLORIDA 33304

TELEPHONE: (954) 564-6616

FAX: (954) 561-0997

November 30, 2004

Corinne Fallacaro, President

Global Music International, Inc.

20 Old Stagecoach Road

Redding, Connecticut 06896

Re: Global Music International, Inc. (the “Company”)

Dear Ms. Fallacaro:

This opinion is given in connection with the registration of 21,407,000 shares (the “Shares”) of common stock, $.0001 par value, included in a Registration Statement on Form SB-2 filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

We have acted as counsel to the Company only in connection with the preparation of the Form SB-2 Registration Statement pursuant to which the Shares were registered and, in so acting, have examined the originals and copies of corporate instruments, certificates and other documents of the Company and interviewed representatives of the Company to the extent we deemed it necessary, in order to form the basis for the opinion hereinafter set forth. In such examination we have assumed the genuineness of all signatures and authenticity of all documents submitted to us as certified or photostatic copies. As to all questions of fact material to this opinion, we have relied upon statements or certificates of officers or representatives of the Company with respect to any material fact not otherwise readily ascertainable through our due diligence.

The 21,407,000 shares being offered by the Company are now authorized but unissued shares.

Based on, and subject to the foregoing, we are of the opinion that 21,407,000 Shares being registered in this Registration Statement, will be legally issued, fully paid and non-assessable and there will be no personal liability to the owners thereof. Based upon our interpretation of Florida law and its Constitution, no representations stated or set forth in this opinion is in contravention of Florida law or its Constitution.

Global Music International, Inc.

November 30, 2004

Page Two

This law firm hereby consents to the use of this opinion in connection with the Company’s Registration Statement and the inclusion of this opinion as an Exhibit thereto.

Very truly yours,

LAW OFFICES OF MARK C. PERRY, P.A.

/s/ Mark C. Perry
Mark C. Perry
For the Firm